CONFORMED COPY


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                             FORM T-1

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                     STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939 OF A
             CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE
               ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)
                                             -----


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                       THE BANK OF NEW YORK
       (Exact name of trustee as specified in its charter)


New York                                               13-5160382
(State of incorporation                          (I.R.S. employer
if not a U.S. national bank)                  identification no.)

48 Wall Street, New York, N.Y.                              10286
(Address of principal executive offices)               (Zip code)




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                    COLGATE-PALMOLIVE COMPANY
       (Exact name of obligor as specified in its charter)

Delaware                                               13-1815595
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                identification no.)

300 Park Avenue
New York, N.Y.                                              10022
(Address of principal executive offices)               (Zip code)



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                         Debt Securities
               (Title of the indenture securities)



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

1.   General information.     Furnish the following information
as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.


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   Name                                   Address

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Superintendent of Banks
of the State of New York               2 Rector Street, New York,
                                       N.Y. 10006, and Albany,
                                       N.Y. 12203

Federal Reserve Bank
of New York                            33 Liberty Plaza, New
                                       York, N.Y. 10045

Federal Deposit Insurance
Corporation                            Washington, D.C. 20549

New York Clearing House
Association                            New York, New York

     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None. (See Note on page 3.)

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust
     Indenture Act of 1939 (the "Act") and Rule 24 of he
     Commission's Rules of Practice.

     1. A copy of the organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration
     Statement No. 33-44051.)

7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                               NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                            SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 20th day of April, 1994.

                                   THE BANK OF NEW YORK

                                   By:     WALTER N. GITLIN
                                      -------------------------
                                        Name: Walter N. Gitlin
                                        Title: Vice President

                                                        EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK
of 48 Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve
Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                Dollar Amounts
ASSETS                                          in Thousands
Cash and balances due from
   depository institutions:
   Noninterest-bearing balances
   and currency and coin                        $  4,393,393
   Interest-bearing balances                         652,315
Securities                                         3,809,834
Federal funds sold in domestic
   offices of the bank                               331,075
Loans and lease financing
   receivables:
   Loans and leases net of unearned
     income                       23,708,678
   LESS: allowance for loan and
     lease losses                    773,597
   LESS: Allocated transfer risk
     reserve                          28,427
   Loans and leases net of unearned
     income, allowance and reserve                22,906,654
Assets held in trading accounts                      851,615
Premises and fixed assets (including
   capitalized leases)                               657,247
Other real estate owned                               60,806
Investments in unconsolidated sub-
   sidiaries and associated
   companies                                         170,378
Customers liability to this bank on
   acceptances outstanding                           885,751
Intangible assets                                     42,689
Other assets                                       1,326,362
                                                ------------
Total assets                                     $36,088,119
                                                ============

LIABILITIES
Deposits:
   In domestic offices                           $19,486,153
   Noninterest-bearing             7,388,636
   Interest-bearing               12,097,517
   In foreign offices Edge and
     Agreement subsidiaries and
     IBF's                                         8,230,444
   Noninterest-bearing                53,571

   Interest-bearing                8,176,873

Federal funds purchased and
   securities sold under agreements
   to repurchase in domestic offices
   of the bank and its Edge and
   Agreement subsidiaries and in IBFs:
   Federal funds purchased                         1,207,881
   Securities sold under agreements
     to repurchase                                   350,492
Demand notes issued to the U.S. Treasury             300,000
Other borrowed money                                 530,559
Bank's liability on acceptances executed
   and outstanding                                   897,899
Subordinated notes and debentures                  1,064,780
Other liabilities                                  1,139,025
                                                 -----------
Total liabilities                                 33,207,233
                                                 ===========

EQUITY CAPITAL
Perpetual preferred stock and
   related surplus                                    75,000
Common Stock                                         942,284
Surplus                                              525,666
Undivided profits and capital reserves             1,342,860
Cumulative foreign currency
   translation adjustments                      (       4924)
                                                 -----------
Total equity capital                               2,880,886
                                                 -----------
Total liabilities limited-life
   preferred stock, and equity capital           $36,088,119
                                                 ===========


     I, Robert E. Kerman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                              Robert E. Kerman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

     J. Carter Bacot
     Alan R. Griffith         Directors
     Samuel F. Chevalier



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